NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), is entered into as of August 31, 2011, by and among Ecko Entertainment, Inc., a Delaware corporation (the “Company”), and each of the undersigned purchasers (individually a “Purchaser,” and collectively, the “Purchasers”), listed on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”).

RECITAL

On the terms and subject to the conditions set forth herein, each of the Purchasers are willing to purchase from the Company, and the Company is willing to sell to each of the Purchasers, Unsecured Convertible Promissory Notes (each, a “Note” and collectively, the “Notes”), to be issued by the Company in the principal amounts set forth opposite each Purchaser’s name on the Schedule of Purchasers (each, a “Loan Amount” and collectively, the “Loan Amounts”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and covenants set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Notes.

(a)            Issuance of Notes. In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company agrees to issue, sell and deliver to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Company, the Notes in an aggregate amount not to exceed $1,000,000. The purchase price for the Notes shall be payable in immediately available funds.

(b)            Terms of the Notes. The terms and conditions of the Notes are set forth in the form of Note attached hereto as Exhibit B. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit B.

2.            Closings; Delivery.

(a)            Closings. The initial closing of the purchase and sale of the Notes under this Agreement (the “Initial Closing”), shall take place remotely via the exchange of documentsand signatures on the date hereof (the “Initial Closing Date”). The Company shall have the right to sell additional Notes pursuant to this Agreement at one or more subsequent closings to occur on or before the ninetieth (90th) day following the Initial Closing Date (the “Subsequent Closings”), and to add additional entities and persons as Purchasers hereunder and as parties hereto. Each Subsequent Closing shall take place remotely via the exchange of documents and signatures on a date or dates determined by the Company and the Purchasers purchasing additional Notes at such Subsequent Closing (each such date, a “Subsequent Closing Date”). The Initial Closing and each Subsequent Closing shall constitute and be treated as a “Closing” hereunder, and the Initial Closing Date and each Subsequent Closing Date shall constitute and be treated as a “Closing Date” hereunder.

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(b)          Delivery. Subject to the terms of this Agreement, at the Closing, the Company will deliver to each Purchaser participating in such closing a Note in such Purchaser’s name representing the Note purchased by such Purchaser, and such Purchaser will deliver to the Company, by check or wire transfer, payment for the Note being purchased in an amount equal to the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers.

3.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser:

(a)          Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

(b)          Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement and the Notes. This Agreement and the Notes are valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors’ rights and the rules or laws governing specific performance, injunctive relief or other equitable remedies.

(c)          Authorization.

(i)            Corporate Action. All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement, the sale and issuance of the Notes, and the performance of the Company’s obligations hereunder and under the Notes have been taken.

(ii)         Valid Issuance. The Notes, and any shares of capital stock issued upon conversion or exercise of the Notes, and any shares of the Company’s common stock (the “Common Stock”) issued upon conversion of such capital stock, if applicable (collectively, the “Securities”), when issued in compliance with the provisions of this Agreement, the Notes or the terms of the capital stock, as the case may be, will be validly issued and will be free of any liens or encumbrances created by the Company, provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

(d)          Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Notes, other than, if required, filings or qualifications under the Securities Act of 1933, as amended (the “Securities Act”), and other applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

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(e)            Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.            Representations and Warranties by the Purchaser. Each Purchaser hereby represents and warrants to the Company:

(a)            Investment Intent. The Purchaser is acquiring the Securities for the Purchaser’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent expressed herein.

(b)            Access to Information. During the negotiation of the transactions contemplated herein, the Purchaser and its representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company, and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

(c)            Due Diligence. The Purchaser and its representatives have been solely responsible for the Purchaser’s own “due diligence” investigation of the Company and its management and business, for the Purchaser’s own analysis of the merits and risks of this investment, and for the Purchaser’s own analysis of the fairness and desirability of the terms of the investment. Notwithstanding the foregoing, such due diligence investigation shall not limit the representations and warranties made by the Company in Section 3 hereof.

(d)            Accredited Investor. The Purchaser (i) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser’s prospective investment in the Securities; and (ii) has the ability to bear the economic risks of such Purchaser’s prospective investment, including a complete loss of Purchaser’s investment in the Securities.

(e)            Authority. The Purchaser has the full right, power and authority to enter into and perform the Purchaser’s obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors’ rights and the rules or laws governing specific performance, injunctive relief or other equitable remedies.

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(f)            Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement.

(g)            Restricted Securities. The Purchaser understands that the Company has no present intention of registering the Securities, and that if the Company does not (i) register its Common Stock with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) become subject to Section 15(d) of the Exchange Act, (iii) supply information pursuant to Rule 15c2-11 thereunder, or (iv) have a registration statement covering the Securities under the Securities Act in effect when the Purchaser desires to sell the Securities, the Purchaser may be required to hold the Securities for an indeterminate period. The Purchaser also understands that any sale of the Securities that might be made by the Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

5.            Market Stand-Off Agreement. The Purchaser hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (“IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days or such other period (not to exceed thirty-four (34) days after such 180-day period) as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with the Company’s IPO are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.

6.            Restrictive Legend. Each certificate or document representing the Securities, and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

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THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, OFFER FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

7.            Miscellaneous.

(a)            Waiver and Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchasers holding a majority in interest of the then outstanding Loan Amounts. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the Company, each Purchaser and each transferee of each Purchaser.

(b)            Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)            Entire Agreement. This Agreement, together with Exhibit A and Exhibit B attached hereto, constitute the full and entire understanding and agreement between the Company and each of the Purchasers with regard to the subjects hereof and thereof.

(d)            Expenses. The Company and the Purchasers shall each bear their respective expenses and legal fees incurred in connection with the negotiation, execution and delivery of this Agreement and the Notes.

(e)            Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to theparty to be notified, (ii) 24 hours after sending a confirmed facsimile transmission, (iii) one (1) business day after deposit with a recognized overnight courier, or (iv) three (3) business daysafter deposit with the U.S. Postal Service by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (1) if to a Purchaser, at the address or facsimile number ofthe Purchaser set forth below such party’s name on the Schedule of Purchasers, or at such other address or facsimile number as the Purchaser shall have furnished to the Company in writing upon 10 days’ notice, or (2) if to the Company, at 40 West 23rd Street, New York, New York 10010, or at such other address as the Company shall have furnished to the Purchasers in writing upon 10 days’ notice.

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(f)            Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)            Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. This Agreement may be executed by facsimile signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first set forth above.

COMPANY:

ECKO ENTERTAINMENT, INC. a Delaware corporation

By:
Guy Ben-Artzi
President

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COUNTERPART SIGNATURE PAGE TO
NOTE PURCHASE AGREEMENT

PURCHASER:

Eitan Matmon

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COUNTERPART SIGNATURE PAGE TO
NOTE PURCHASE AGREEMENT

PURCHASER:

/s/ Craig dos Santos
Andover Fund LLC.

Andover Fund

By:	/s/ Craig dos Santos

Name: Craig dos Santos

Title: Managing Director

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EXHIBIT A

SCHEDULE OF PURCHASERS

Closing Date: August 31, 2011

PURCHASERS	AMOUNT OF NOTE

TOTAL:

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EXHIBIT B

THIS NOTE AND THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE OR THE SECURITIES REPRESENTED HEREBY REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, OFFER FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$50,000	August 29, 2011

FOR VALUE RECEIVED, Ecko Entertainment, Inc., a Delaware corporation (the “Company”), promises to pay to Andover Fund (the “Holder”), or registered assigns, the principal sum of Fifty-Thousand Dollars ($50,000), or such lesser amount as shall then equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to five percent (5%) per annum. The interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with unpaid and accrued interest payable hereunder, if not converted by the provisions of Section 6 below, shall be due and payable on demand by the Holder at any time after the earlier of (i) twelve (12) months following the date hereof, or (ii) upon or after the occurrence of an Event of Default (as defined below). This Note is one of a series of Unsecured Convertible Promissory Notes (the “Notes”) containing substantially similar terms and conditions issued by the Company pursuant to that certain Note Purchase Agreement dated August 29th, 2011 (the “Purchase Agreement”), and the holders of the Notes are referred to herein as the “Holders.”

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.            Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)            “Change of Control” shall mean (i) the sale, transfer or other disposition (but not including a pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company (other than to a wholly-owned subsidiary of the Company), or (ii) the merger or consolidation of the Company into or with another entity after which the stockholders of the Company immediately prior to such transaction do not own, immediately following the consummation of the transaction by virtue of their shares in the Company or securities received in exchange for such shares in connection with the transaction, a majority of the voting power of the surviving entity. Notwithstanding the foregoing, a merger effected solely for the purpose of changing the domicile of the Company shall not be deemed a Change of Control.

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(b)            “Majority Holders” shall mean the Holders of a majority in interest of the then outstanding Loan Amounts (as defined in the Purchase Agreement).

(c)            “Qualified Financing” shall mean an equity financing of the Company in which the Company issues shares of capital stock in a transaction or series of related transactions and receives an aggregate of at least $2,000,000 in consideration of such issuance (including consideration in the form of cancellation of the Notes).

2.            Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)            Failure to Pay. The Company shall fail to pay any principal or accrued interest payment on the date due hereunder, and such payment shall not have been made within ten (10) business days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay;

(b)            Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(c)            Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law or hereafter in effect, shall be commenced, and an order for relief entered, or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

(d)            Breach of Agreements. Unless waived by the Majority Holders, the Company’s material breach of any representation, covenant or agreement contained in this Note or the Purchase Agreement, and such breach is not cured by the Company within fifteen (15) business days after written notice thereof, in reasonable detail, is given to the Company by the Holder.

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3.            Rights of Holder Upon Default. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding principal and accrued interest hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to the Holder or otherwise permitted to the Holder by law, either by suit in equity or by action at law, or both.

4.            Prepayment. This Note may not be prepaid in whole or in part at any time by the Company without the prior written consent of the Majority Holders.

5.            Unsecured. This Note is a general unsecured obligation of the Company.

6.            Conversion.

(a)            Automatic Conversion. In the event the Company closes a Qualified Financing on or prior to the Maturity Date, all of the principal and accrued interest then outstanding under the Note shall be automatically converted, without further action on the part of the Holder, into shares of capital stock of the Company issued in the Qualified Financing at the closing thereof. The shares of capital stock issued upon such conversion shall be entitled to the same rights, and shall be subject to the same restrictions, as are applicable to the shares issued pursuant to the Qualified Financing, and the Holder shall become a party to the agreements entered into by the investors in connection with the Qualified Financing. The price per share for such conversion shall be equal to the lesser of (i) seventy percent (70%) of the price per share of the capital stock paid by the investors in the Qualified Financing, or (ii) the price per share that would result based on a valuation of the Company immediately prior to the closing of the Qualified Financing equal to $15,000,000 (such price per share to be determined by dividing $15,000,000 by the then fully diluted capitalization of the Company, including shares of Common Stock reserved for issuance under the Company’s stock option plans).

(b)            Optional Conversion. In the event the Company closes an equity financing which is not deemed a Qualified Financing (a “Non-Qualified Financing”) on, prior to or after the Maturity Date, or the Company closes a Qualified Financing after the Maturity Date, at the option of the Holder, all of the principal and accrued interest then outstanding under the Note may be converted into shares of capital stock of the Company issued in the Non-Qualified Financing or the Qualified Financing, as applicable, at the closing thereof. The shares of capital stock issued upon such conversion shall be entitled to the same rights, and shall be subject to the same restrictions, as are applicable to the shares issued pursuant to the Non-Qualified Financing or Qualified Financing, as the case may be, and the Holder shall become a party to the agreements entered into by the investors in connection with the Non-Qualified Financing or Qualified Financing, as the case may be. The price per share for such conversion shall be equal to the lesser of (i) seventy percent (70%) of the price per share of the capital stock paid by the investors in the Non-Qualified Financing or Qualified Financing, as applicable, or (ii) the price per share that would result based on a valuation of the Company immediately prior to the closing of the Non-Qualified Financing or Qualified Financing, as applicable, equal to $15,000,000 (such price per share to be determined by dividing $15,000,000 by the then fully diluted capitalization of the Company, including shares of Common Stock reserved for issuance under the Company’s stock option plans).

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(c)            Notice. Written notice (the “Company Notice”) shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or, if no such address appears, at the place where the principal executive office of the Company is located, notifying the Holder of the terms and conditions of the Qualified Financing or Non-Qualified Financing, as the case may be, the price per share for the conversion, the principal and accrued interest then outstanding under the Note, the date on which any such conversion will occur, and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note. If the Holder elects to convert this Note, the Holder shall provide written notice to the Company no later than five (5) business days after the Company Notice is deemed given. Notwithstanding the foregoing, no notice is required to be delivered by the Holder to the Company to effect an automatic conversion of this Note pursuant to a Qualified Financing.

(d)            Mechanics and Effect of Conversion. No fractional shares of capital stock of the Company shall be issued upon conversion of this Note. Upon the conversion of all of theprincipal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal and accrued interest that is not so converted. Upon full conversion of this Note, theCompany shall be forever released from all its obligations and liabilities under this Note.

7.            Successors and Assigns. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.            Waiver and Amendment. Any provision of the Notes may be amended, waived or modified upon the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Company, each Holder and each transferee of each Holder.

9.            Transfer of this Note. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, the Company shall treat the Holder as the owner and registered holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.         Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

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11.         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon actual delivery to the party to be notified, (b) 24 hours after sending a confirmed facsimile transmission, (c) one (1) business day after deposit with a recognized overnight courier, or (d) three (3) business days after deposit with the U.S. Postal Service by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (1) if to the Holder, at the address or facsimile number of the Holder last shown on the records of the Company for the Holder, or at such other address or facsimile number as the Holder shall have furnished to the Company in writing upon 10 days’ notice, or (2) if to the Company, at 40 West 23rd Street, New York, New York 10010, or at such other address as the Company shall have furnished to the Holder in writing upon 10 days’ notice.

12.         Payment. Payment shall be made in lawful tender of the United States. Any payment of accrued interest and/or principal shall be payable on a Pro Rata Basis to all holders of the Notes. “Pro Rata Basis” shall mean the amount determined by dividing (a) the aggregate amount of unpaid principal under this Note by (b) the aggregate amount of unpaid principal under all Notes.

13.         Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

[signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Promissory Note to be issued as of the date first set forth above.

ECKO ENTERTAINMENT, INC. a Delaware corporation

By:
Guy Ben-Artzi
President

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